Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273073
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 14, 2023)

OceanPal Inc.
Up to $20,127,131 of Common Stock
We have entered into a Sales Agreement, dated October 29, 2025 (the “Sales Agreement”), with Clear Street LLC (“Clear Street”) and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen,” and together with Clear Street, the “Sales Agents”), relating to shares of our common stock, par value $0.01 per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having a maximum aggregate offering price of up to $20,127,131 from time to time through the Sales Agents.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “OP.” On October 28, 2025, the last reported sale price of our common stock on Nasdaq was $1.74 per share.
Sales of shares of our common stock, if any, made through the Sales Agents, or directly to the Sales Agents, as principals, as contemplated in this prospectus supplement and the accompanying prospectus, may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, (the “Securities Act”). The Sales Agents are not required to sell any specific amount of shares of common stock, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be in an amount up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to the Sales Agents. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”).
As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $60,381,394, based upon 27,446,088 shares of our outstanding common stock held by non-affiliates at the per share price of $2.20, the closing sale price of our common stock on Nasdaq on October 27, 2025, which was the highest reported closing sale price of our common stock on Nasdaq in the 60 days prior to the date hereof. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have offered approximately $0 in securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. We are thus currently eligible to offer and sell up to an aggregate of $20,127,131 of our common stock pursuant to General Instruction I.B.5 of Form F-3.
Under the terms of the Sales Agreement, we also may sell our common stock to one or both of the Sales Agents, as principals for their own accounts, at a price agreed upon at the time of sale. If we sell our common stock to one or both of the Sales Agents, as principals, we will enter into a separate agreement with the applicable Sales Agent(s), setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
Investing in our common stock involves a high degree of risk. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make your investment decision. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 7 of the accompanying prospectus, and under similar headings in the other documents incorporated by reference herein, to read about risks that you should consider before making a decision to purchase shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Clear Street	Cohen

The date of this prospectus supplement is October 29, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of a shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”). This document is in two parts. This first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any other prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, as used in this prospectus supplement, references to “OceanPal,” “OP,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to OceanPal Inc., a Marshall Islands corporation.
We obtained the industry and market data in this prospectus supplement, including the information incorporated by reference herein, from our own research and management estimates as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while management is responsible for the accuracy of such information and believes that information contained in the industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.
In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement and information incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. You should read the information contained in, or incorporated by reference into, this prospectus supplement completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Information.”

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.
We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Dwt refers to the maximum weight of cargo and supplies that a vessel can carry. A “ton mile” is a standardized shipping metric and refers to the volume of cargo being carried (a “ton”) and the distance sailed for the shipment in nautical miles.
All references in this prospectus supplement to “$,” “US$,” “U.S.$,” “U.S. dollars,” “dollars” and “USD” are to the lawful currency of the United States.
Our Company
We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly owned subsidiary.
As of the date of this prospectus supplement, our operating fleet consists of two Panamax dry bulk carriers with a carrying capacity of 149,916 dwt and a weighted average age of 20.7 years and one MR2 product tanker vessel with a carrying capacity of 49,999 dwt and an age of 16.6 years. Our vessels transport bulk commodities, including iron ore, coal, and grain, as well as refined petroleum products.
Our Current Fleet
The following table presents certain information concerning the vessels in our fleet, as of October 27, 2025:
Fleet Employment Profile

	Dry Bulk Vessels BUILT DWT	Gross Rate (USD/Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
	2 Panamax Bulk Carriers
1	CALIPSO 2005 73,691	$7,250	5.00%	CHINA RESOURCE CHARTERING PTE. LTD	24-May-25	01-Sept-25
		$10,600	5.00%	REACHY SHIPPING (SGP) PTE. LTD.	01-Sept-25	31-Oct-25	1
2	MELIA 2005 76,225	$7,100	5.00%		09-Jan-25	01-Aug-25	2
		$11,125	5.00%	CHINA RESOURCE CHARTERING LIMITED	01-Aug-25	01-Nov-25 - 01-Jan-26	3

	Tanker Vessel BUILT DWT	Gross Rate (USD/Day)	Com*	Charterers	Delivery Date to Charterers**	Redelivery Date to Owners***	Notes
	1 MR2 Tanker
3	ZEZE START 2009 49,999	$19,500	1.25%	ABU DHABI MARINE INTERNATIONALCHARTERING HOLDINGS LIMITED	16-Feb-25	21-Oct-25	4,5
		$20,000	1.25%		21-Oct-25	21-Jan-26 - 21-Apr-26	6

*	Total commission percentage paid to third parties.
**	In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.

***	Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.
Notes:
1.	Redelivery date on an estimated time charter trip duration of about 50 days.
2.	The charter rate was US$3,600 per day for the first forty-four (44) days of the charter period.
3.	The new rate commenced on August 5, 2025
4.	The charter rate was US$16,750 per day for the first ninety-one (91) days of the charter period.
5.	Vessel off-hire from October 13, 2025 to October 21, 2025
6.	The charter rate will be $10,000 per day for the first (7) days of the charter period.
For those vessels employed in the spot market and where rates are quoted the Company has calculated the estimated rates under current specific contracted voyages. The Company gives no guarantee that these rates are correct or that the rates are sustainable beyond the duration of the current voyage. The quoted rates are not indications of future earnings, and the Company gives no assurance or guarantee of future rates after the current voyage.
Management of Our Fleet
Our business is the ownership of vessels. We are a holding company that wholly owns the subsidiaries, which in turn own the vessels that comprise our fleet. The holding company sets general overall direction for the company and interfaces with various financial markets. The commercial and technical management, except for insurance services, of our dry bulk fleet is carried out by Diana Wilhelmsen Management Limited, a 50/50 joint venture between Wilhelmsen Ship Management and Diana Shipping Inc. As regards our MR2 product tanker vessel, the commercial management, including insurances services is carried out by Sea Transportation Inc., a related party company, whereas the technical management is carried out by Barber Ship Management, an unrelated company. In exchange for providing us with commercial and technical services, we pay these counterparties a fixed monthly management fee per vessel and a percentage of the vessels’ gross revenues. Insurance and handling of claims services, brokerage services of our dry bulk fleet and the provision of certain administrative management services of our holding company are carried out by Steamship Shipbroking Enterprises Inc., an affiliated company. Brokerage services relate to the purchase, sale or chartering of our vessels, brokerage services relating to the repairs and other maintenance of our vessels, and any relevant consulting services. Administrative management services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services, legal and securities compliance services, and any other possible administrative management services that we require to perform our business activities.
Recent Developments
Dividend Payments
On October 15, 2025, we paid a quarterly cash dividend of $17.5 per share, or $0.4 million in the aggregate, on our then-outstanding shares of Series D preferred stock to the holders thereof using a record date of October 14, 2025, for the period from July 15, 2025 up to and including October 14, 2025.
Also on October 15, 2025, we paid a quarterly cash dividend of $20 per share, or $0.24 million in the aggregate, on our then-outstanding shares of Series C preferred stock to the holders thereof using a record date of October 14, 2025, for the period from July 15, 2025 up to and including October 14, 2025.
Appointment of Co-Chief Executive Officer
Effective October 28, 2025, we appointed Mr. Salvatore Ternullo to serve as our Co-Chief Executive Officer.
Subscription Agreements
On October 27, 2025, we entered into that certain subscription agreement (the “Cash Subscription Agreement”) with certain accredited investors (the “Cash Purchasers”) pursuant to which we agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of 10,759,994 shares of common stock of the Company, par value $0.01 per share (the “Cash Shares”), at an offering price of $1.275 per Cash Share (the “Per Share Cash Purchase Price”).
On October 27, 2025, we also entered into that certain subscription agreement (the “Cryptocurrency Subscription Agreement”, and together with the Cash Subscription Agreement, the “Subscription Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement (the “Cryptocurrency Offering,” and together with the Cash Offering, the “PIPE Transaction”) (i) 10,136,033 shares of common stock of the Company, par value $0.01 per share (the “Cryptocurrency Shares”), at an offering price of $1.275 per Cryptocurrency Share (the “Per Share Cryptocurrency Purchase Price”); and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 75,210,318 shares of common stock, the “Pre-Funded Warrant Shares”) at an offering price of the Per Share Cryptocurrency Purchase Price less $0.01 per Pre-Funded Warrant Share. In the Cryptocurrency Offering, the Cryptocurrency Purchasers tendered NEAR tokens to the Company as consideration for the Pre-Funded Warrants. Each of the Pre-Funded Warrants is exercisable for one share of common stock at the exercise price of $0.01 per Pre-Funded Warrant Share, immediately exercisable by the registered holder, and may be exercised at any time following registration until all of the Pre-Funded Warrants issued in the PIPE Transaction are exercised in full. Each Cryptocurrency Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for shares of common stock is subject to certain beneficial ownership limitations set forth therein.
The PIPE Transaction closed on October 28, 2025. The PIPE Transaction resulted in total gross proceeds of approximately $122.5 million before transaction fees and expenses. The Company intends to use the net proceeds from the PIPE Transaction to fund the acquisition of the native token of the NEAR Protocol and the establishment of the Company’s NEAR treasury operations, as well as for working capital, general corporate purposes and to pay transaction fees and expenses related thereto. The Company will not use the net proceeds from the PIPE Transaction: (a) for the redemption of any outstanding shares of common stock or common stock equivalents of the Company, (b) for the settlement of any outstanding litigation or (c) in violation of the Foreign Corrupt Practices Act of 1977, as amended or the Office of Foreign Assets Control of the U.S. Treasury Department regulations.
Pursuant to the Subscription Agreements, the Company agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission within 30 days of the closing of the PIPE Transaction registering the resale of the shares of common stock sold in the PIPE Transaction, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, and certain securities to be issued to the Company’s strategic advisor.
The Sales Agents acted as placement agents in connection with the PIPE Transaction and received shares of common stock of the Company as a placement fee in connection therewith. See “Plan of Distribution” for more information.
Digital Asset Treasury Strategy
NEAR Digital Asset Treasury Strategy
Integrating blockchain technology enables us to build a more secure, scalable, and efficient platform. Strategic digital asset reserves such as NEAR provide the foundation for a future where artificial intelligence, global payments, credentialing, and supply chain transparency can be powered by decentralized infrastructure, enhancing our company’s growth. The Company believes that NEAR represents a highly scalable, developer-friendly, and energy-efficient blockchain platform that aligns with its long-term vision of integrating innovative technologies into its services. By investing in and participating in the NEAR ecosystem, the Company aims to both enhance its treasury strategy and create strategic optionality for product innovation in its core business.
NEAR is a decentralized, open-source, proof-of-stake blockchain platform designed for usability and high throughput. The NEAR protocol operates through a sharded architecture called “Nightshade,” enabling parallel transaction processing across shards for scalability. The network’s ecosystem includes validators, who produce blocks, process transactions, and secure the network via staking; token holders, who can stake or delegate NEAR tokens to validators to earn rewards; developers, who build decentralized applications (dApps) and infrastructure using NEAR’s account-based model and human-readable account names; and end users, who interact with dApps for DeFi, NFTs, gaming, and other purposes. The NEAR Foundation supports ecosystem growth through grants, funding, developer tools, and resources to foster research, adoption, and innovation. A key differentiator is NEAR’s emphasis on “Sovereign AI,” which empowers developers and nations to build and control their own AI models on-chain without reliance on centralized providers. This is facilitated by tools like the Chain Abstraction Layer (via NEAR’s BOS - Blockchain Operating System) and AI-specific primitives, enabling verifiable, decentralized AI inference, data sovereignty, and monetization of models through the protocol. These participants collectively facilitate the network’s functionality, scalability, and sustainability.

The NEAR Protocol employs a proof-of-stake (PoS) consensus mechanism called “Doomslug” for block production, combined with sharding for high throughput (up to thousands of TPS), low and predictable transaction fees (often under $0.01), and near-instant finality (typically 1-2 seconds). NEAR tokens are the native cryptocurrency, used for paying transaction fees, smart contract execution and storage deposits (which are refundable upon removal), staking to secure the network and earn rewards, and governance participation via on-chain voting. NEAR tokens power utilities across decentralized finance (DeFi) protocols, NFT marketplaces, and payment systems built on the chain.
The NEAR token lifecycle balances issuance, utility demand, and deflationary mechanics. New NEAR tokens are issued annually at a target rate of about 5% (declining over time) to reward validators and staking participants, funding network security. Transaction fees are split: a portion (up to 70% at launch, adjustable via governance) is burned to reduce supply, while the remainder may go to validators or contracts, creating deflationary pressure that can exceed inflation during high usage. Initial token distribution allocated portions to the Foundation for ecosystem development and community grants, early contributors, and investors, with many subject to vesting schedules. The Company’s future NEAR holdings may include locked or unlocked NEAR tokens. Net supply evolves through rewards, burns, and unlocks.
Our NEAR-centric digital asset treasury strategy supports broader efforts to improve capital efficiency, diversify treasury practices, and engage with emerging technologies. The Company may selectively stake NEAR holdings to earn protocol rewards and bolster network security. Staking policy targets delegating a substantial portion of holdings soon after acquisition, using multiple independent validators or staking providers to mitigate risks like slashing (penalties for validator downtime or misbehavior, capped at low rates on NEAR). Validator operations remain exploratory and non-core; the Company does not run nodes directly, avoiding infrastructure costs. Providers handle nodes, with rewards shared via negotiated commissions (often 5-10%, tiered by stake size). This incurs no material capital expenditures or operating expenditures for the Company, focusing instead on yield generation and ecosystem alignment.
This strategy complements our capital allocation by adopting a technology-forward treasury approach. Long-term engagement with the NEAR ecosystem could yield advantages in Company development, such as building verifiable, self-sovereign AI models for decentralized inference, data privacy preservation, and censorship-resistant applications, while enabling scalable deployment of national or organizational AI infrastructure without reliance on centralized providers.
Corporate Information
OceanPal Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. Our website address is http://www.oceanpal.com. The information on our website is not a part of this prospectus supplement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus supplement.
Implications of Being an Emerging Growth Company
As we qualify as an “emerging growth company” as defined in the JOBS Act, we may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
exemption from the auditor attestation requirement in the assessment of the effectiveness of the emerging growth company’s internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company until the earliest of: (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (ii) the last day of the fiscal year during which the fifth anniversary of the date of the IPO occurs; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that are held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during any three-year period. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
Implications of Being a Foreign Private Issuer
As a non-U.S. company which qualifies as a “foreign private issuer” subject to reporting requirements under the Exchange Act, we are subject to different requirements under the U.S. securities laws than U.S. domestic issuers.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $20,127,131.
Manner of offering
Sales of our common stock, if any, under this prospectus supplement and accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. See “Plan of Distribution” on page S-18 of this prospectus supplement for a more complete description of the manner of offering.
Shares outstanding after this offering
42,689,164, based on an assumed offering price of $1.74 per share, the closing price of our common stock on Nasdaq on October 28, 2025.
Use of proceeds
We intend to use the net proceeds from this offering primarily to acquire NEAR tokens. We also intend to use the proceeds from this offering for working capital needs, repurchases of shares of our common stock, general corporate purposes and operating expenses, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own. Please see “Use of Proceeds” on page S-16.
Risk factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Nasdaq symbol
OP.
The number of shares of our common stock to be outstanding after this offering as shown above is based on 31,121,477 shares outstanding as of October 28, 2025, and excludes the conversion or exercise of 12,185 Series C Preferred Stock, 22,957 Series D Preferred Stock, 14,474,000 Class A warrants: 15,000,000, Class B warrants and 223 Class C warrants.
Unless otherwise indicated, this prospectus supplement reflects and assumes there have been no exercise of outstanding warrants after October 28, 2025.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 20-F, which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus supplement or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 20-F and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 20-F, and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Information.”
Risks Related to this Offering
We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. We intend to use the net proceeds from this offering primarily to acquire NEAR tokens. We also intend to use the proceeds from this offering for working capital needs, general corporate purposes and operating expenses, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.
You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline.
Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.
We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.
An active trading market for our common stock may not be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.
An active trading market for our shares of common stock may not be sustained. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the price they paid or at the time that they would like to sell. In addition, an inactive market could impair our ability to raise capital by selling shares and could impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could harm our business.
Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.
Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock will have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and the limits we set with the Sales Agents. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
SEC regulations may limit the number of shares we may sell under this prospectus supplement.
Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus, is limited to an aggregate of one-third of our public float, which is referred to as the baby shelf rules. As of the date of this prospectus supplement, the aggregate market value of our common stock held by our non-affiliates (“public float”), as calculated pursuant to the rules of the Securities and Exchange Commission (the “SEC”), was approximately $60,381,394, based upon 27,446,088 shares of our outstanding common stock held by non-affiliates at the per share price of $2.20, the closing sale price of our common stock on Nasdaq on October 27, 2025 (which was the highest reported closing sale price of our common stock on Nasdaq in the 60 days prior to such date). Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on the registration statement, of which this Prospectus Supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.
We may require additional funding through further issuances of our common stock or other securities, in which you may experience future dilution as a result of future equity offerings.
To raise additional capital, we expect in the future to offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. Future sales of such securities or our common stock could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future and may cause you to incur additional dilution. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.
We currently intend to use available cash to purchase additional digital assets and for other general corporate purposes, and we do not intend to pay cash dividends in respect of our common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors. We do not have a declared dividend policy and if the board of directors determines to declare cash dividends on our common and preferred shares, or certain other securities, the timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements and availability, our ability to obtain debt and equity financing on acceptable terms, or at all, as contemplated by our growth strategy, and the provisions of Marshall Islands law affecting the payment of dividends. In addition, other external factors, such as our future lenders imposing restrictions on our ability to pay dividends under the terms of future loan facilities we may enter into, may limit our ability to pay dividends.
Marshall Islands law generally prohibits the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend. We may not have sufficient surplus in the future to pay dividends. We can give no assurance that we will reinstate our dividends in the future or when such reinstatement might occur.
In addition, our ability to pay dividends to holders of our common shares will be subject to the rights of holders of our Series C Preferred Stock and our Series D Preferred Stock (and other preferred stock we have issued, or will issue in the future, with dividend rights ranking higher than our common stock), which in each case do or might rank prior to our common stock with respect to dividends, distributions and payments upon liquidation. No cash dividend may be paid on our common stock unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding shares of Series C Preferred Stock and Series D Preferred Stock (and other preferred stock we have issued, or will issue in the future, with dividend rights ranking higher than our common shares) for all prior and the then-ending dividend periods. Cumulative dividends on our shares of Series C Preferred Stock and Series D Preferred Stock accrue at a rate of 8.0% and 7.0% per annum, respectively, at a stated liquidation preference of $1,000 per Series C and Series D Preferred Share and are payable in cash or, at our election, in kind, quarterly on January 15, April 15, July 15 and October 15 of each year, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day.
The exercise of our outstanding warrants will dilute stockholders and could decrease our stock price.
The exercise of our outstanding warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding warrants or any future issuance of additional shares of common stock or other equity securities, including but not limited to options may result in significant dilution to our stockholders and may decrease our stock price.
Our management and compliance personnel have limited experience handling a listed cryptocurrency-related services company.
Our management and compliance personnel have limited experience in handling regulatory and compliance matters relating to a listed cryptocurrency-related services company. In order to limit our exposure, we have a dedicated team of compliance experts and our significant business decisions are made following in-depth consultations with legal advisors and industry veterans. While we have been devoting time and resources to various compliance initiatives and risk management measures, and we believe that we have measures designed to limit our counterparty risks, we cannot assure you the practical application and effectiveness of our compliance and risk management measures, nor that there will not be a failure in detecting regulatory compliance issues or managing risk exposure, which may adversely affect our reputation, business, financial condition and results of operations.
We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.
As NEAR and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of NEAR. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of NEAR or the ability of individuals or institutions such as us to own or transfer NEAR.
If NEAR is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of NEAR and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a NEAR treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Regulatory change reclassifying NEAR as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended and could adversely affect the market price of NEAR and the market price of our common stock.
Under Sections 3(a)(1)(A) and (C) of the Investment Company Act of 1940, as amended (the “1940 Act”), a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus supplement.
While senior SEC officials have not stated their view as to whether NEAR is or is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in NEAR tokens exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.
We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. Furthermore, if NEAR is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of NEAR tokens that constitute investment assets under the 1940 Act. These steps may include, among others, selling NEAR tokens that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our NEAR tokens at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if NEAR is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of NEAR and in turn adversely affect the market price of our common stock.
Staking NEAR may limit our liquidity and restrict our ability to access capital in a timely manner.
As part of our digital asset treasury strategy, we may stake a portion of our NEAR holdings with validators in order to earn staking rewards. Staked tokens are generally subject to “lock-up” or “unbonding” periods during which they cannot be transferred, traded, or otherwise used. Although such lock-up periods are intended to protect the stability of the protocol, they may materially reduce our immediate access to liquidity. If we need to liquidate our NEAR holdings to meet operational requirements, satisfy obligations, or respond to adverse market conditions, the inability to rapidly access staked tokens could adversely affect our financial condition, results of operations, or cash flows. Furthermore, because staking rewards are paid in additional NEAR tokens, rather than cash, our ability to convert those rewards into fiat currency may depend on prevailing market liquidity and trading volumes for NEAR, which could be volatile or insufficient at times.
Our financial results and the market price of our common stock may be affected by the prices of NEAR.
As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we intend to invest in NEAR tokens. The price of NEAR has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as NEAR, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of NEAR.
Any decrease in the fair value of NEAR below our carrying value for such assets could require us to incur a loss due to the decrease in fair market value, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States, with respect to NEAR, may change in the future and could have a material adverse effect on our financial results and the market price of our common stock.
In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our NEAR holdings, the price of NEAR may significantly influence the market price of our common stock.
We face risks relating to the custody of our NEAR tokens, including the loss or destruction of private keys required to access our NEAR tokens and cyberattacks or other data loss relating to our NEAR tokens, including smart contract related losses and vulnerabilities.
We hold our NEAR tokens with a single regulated custodian that has duties to safeguard our private keys. In light of the significant amount of NEAR tokens we anticipate that we will hold, we may need to engage additional custodians to achieve a greater degree of diversification in the custody of our NEAR tokens as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.
If there is a decrease in the availability of digital asset custodians that we believe can safely custody our NEAR tokens, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our NEAR tokens, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. While we will conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.
Currently, the insurance that covers losses of our NEAR holdings may cover none or only a small fraction of the value of the entirety of our NEAR holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our NEAR. Moreover, our use of custodians exposes us to the risk that the NEAR our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such NEAR. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our NEAR. The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.
NEAR tokens are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the NEAR is held. While the NEAR blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the NEAR held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the NEAR held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The NEAR and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.
As part of our NEAR token treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of “smart contracts” or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an “admin key” or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our NEAR tokens. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of NEAR tokens or other digital assets. Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.
If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our NEAR, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our NEAR and our financial condition and results of operations could be materially adversely affected.
Substantially all of the NEAR we own is held in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our NEAR. NEAR and other blockchain-based cryptocurrencies and the entities that provide services to participants in the NEAR ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:
•	a partial or total loss of our NEAR in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our NEAR;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.
Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader NEAR ecosystem or in the use of the NEAR network to conduct financial transactions, which could negatively impact the market price of NEAR and in turn negatively impact our financial condition and results of operations and the market price of our common stock.
Attacks upon systems across a variety of industries, including industries related to NEAR, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with ongoing or future armed conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the NEAR industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.
We face other risks related to our NEAR treasury reserve business model.
Our NEAR treasury reserve business model exposes us to various risks, including the following:
•	NEAR and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our NEAR strategy subjects us to enhanced regulatory oversight;
•	regulatory changes could impact our ability to operate validators or receive rewards;

•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;
•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;
•	uncertainty around NEAR’s regulatory status may impact our ability to list on certain exchanges;
•	changes in political administration may not guarantee a favorable regulatory environment for NEAR; and
•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.
The foregoing factors could lead to disruption in the market for NEAR, which could adversely affect the market price of NEAR and in turn adversely affect the market price of our common stock.
Recent actions by the U.S. and China imposing new port fees could have a material adverse effect on our operations and financial results.
On April 17, 2025, the United States Trade Representative (“USTR”) put forward significant trade actions under Section 301 of the Trade Act of 1974 which dramatically increased the port fees and therefore the overall operating expenses for ships calling at U.S. ports. Specifically, the USTR enacted a series of fees that function as direct increases to port-related costs.
The action generally includes a fee targeting Chinese owners and operators for each instance a vessel owned or operated by a Chinese entity enters a U.S. port. The fee is calculated at a rate of $50 per net ton of the vessel for each port entrance and increases over time, plateauing at $140 per net ton in 2028. Another fee focuses on operators with fleets comprised of Chinese-built vessels. Under the action, in the case of a vessel not subject to the fees on Chinese owners and operators described above, fees generally would be imposed each time a Chinese-built vessel enters a U.S. port. These fees became effective on October 14, 2025.
On October 10, 2025, in response to the USTR action, China’s Ministry of Transport (the “Ministry”) announced retaliatory port fees applicable to vessels calling at Chinese ports which are built or flagged in the U.S. or owned or operated by certain U.S.-linked persons. Although the Ministry later published formal implementing measures, key uncertainties remain that will affect how we plan and comply with such measures. Namely, the rules do not clearly assign legal responsibility (owner, charterer, or manager) for payment, and similarly do not clarify who constitutes an “operator” (i.e. technical manager, commercial operator, registered owner, or time charterer), leaving ambiguity that may cause internal disputes. The rules also fail to specify (i) how first-port payment records will be verified to prevent duplicate charges at subsequent Chinese ports, (ii) the application process for seeking exemptions, and (iii) how the 25% U.S. ownership threshold will be measured. These fees also became effective on October 14, 2025.
In addition to direct port fee increases, other retaliatory actions by China or other countries could indirectly impact port-related costs, disrupt global shipping patterns and potentially increase congestion and costs at ports worldwide, including U.S. ports, further compounding disruptions within the global shipping industry.
Given the magnitude of these port-related fees and the many uncertainties surrounding their implementation, it is not possible at this time to fully predict the ultimate financial impact to the Company. However, if the action or similar measures continue to be levied, port fees for our vessels or vessels we charter and our operating costs for voyages calling at U.S. or Chinese ports could materially increase.
Even though port fees are typically borne by the charterer, if port fees are assessed due to our or the lessor’s ownership of the relevant vessel, it is possible that charterers may demand that we bear these costs or otherwise reduce the applicable charter rate. This, in turn, could significantly reduce our profitability, negatively impact our ability to compete effectively, and materially and adversely affect our operations and financial results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “anticipates,” “estimates,” “plans,” “projects,” “potential,” “continuing,” “ongoing,” “expects,” “believes,” “intends,” “targets,” “predicts,” and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them.
The forward-looking statements included or incorporated by reference in this prospectus supplement include but are not limited to statements relating to: the adoption of a NEAR-centric digital asset treasury, our future growth and operational progress, foreign or domestic regulatory filings, our market awareness, our ability to compete effectively, the adequacy of our intellectual property protection, our future expenses and cash flow, our ability to become profitable, our future financing arrangements, our future perspective including any going concerns, any future stock price, fluctuations in the market price of NEAR tokens, our ability to build commercial infrastructure, failure to realize the anticipated benefits of the transactions and the proposed digital asset treasury strategy; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of NEAR and other cryptocurrencies; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds.
Such forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by OceanPal, are inherently subject to significant business, economic, competitive, political, and social uncertainties and contingencies. The factors and assumptions used by our management to develop such forward-looking statements include, but are not limited to, uncertainties associated with our capital requirements to achieve our business objectives, availability of funds, the ability to stay listed on the Nasdaq Capital Market, the ability to find additional sources of funding, labor shortage and supply chain risks, risks related to fluctuations in charter rates and vessel values, changes in international shipping regulations, potential disruptions due to geopolitical events or trade restrictions, environmental compliance costs, risks of maritime accidents or oil spills, and other factors included in the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference.
Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions at the time they were made, they are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from such forward-looking statements.
You should carefully read this prospectus supplement, the accompanying prospectus, any future prospectus supplement and any related free writing prospectus and with the understanding that our actual future results may materially differ from what we expect.
Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.
Neither the Sales Agents nor any of their respective affiliates have made or make any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this prospectus supplement.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $20,127,131 from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.
We intend to use the net proceeds from this offering primarily to acquire NEAR tokens. Notwithstanding the foregoing, if it is determined that NEAR tokens are considered to be “securities” by the SEC, we will review the makeup of our assets and will take such actions as are reasonably necessary to avoid being considered an investment company as defined in the 1940 Act, including disposing of NEAR tokens and refraining from purchasing NEAR tokens otherwise permitted to be purchased. The Company will also not purchase NEAR tokens that would result in any violation of any fiduciary obligations of the Company’s board of directors or that would result in the Company becoming insolvent. We also intend to use the proceeds from this offering for working capital needs, repurchases of shares of our common stock, general corporate purposes and operating expenses, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

DIVIDEND POLICY
The declaration and payment of dividends, if any, are subject to the discretion of our board of directors. Our board of directors will review and amend our dividend policy from time to time in light of our business plans and other factors.
Marshall Islands law generally prohibits the payment of dividends other than from surplus or when a company is insolvent or if the payment of the dividend would render the company insolvent.
Cumulative dividends on shares of our preferred stock designated as Series C (our “Series C Preferred Stock”) and our preferred stock designated as Series D (our “Series D Preferred Stock”) are payable in cash or, at our election, in kind, quarterly on each January 15, April 15, July 15 and October 15, or, if any such dividend payment date otherwise would fall on a date that is not a business day, the immediately succeeding business day. The dividend rate on shares of our Series C Preferred Stock is 8.0% per annum per $1,000 of liquidation preference per share (equal to $80 per annum per share) and is not subject to adjustment. The dividend rate on shares of our Series D Preferred Stock is 7.0% per annum per $1,000 of liquidation preference per share (equal to $70 per annum per share) and is not subject to adjustment.
Marshall Islands law provides that we may pay dividends only to the extent that assets are legally available for such purposes. Legally available assets generally are limited to our surplus, which essentially represents our retained earnings and the excess of consideration received by us for the sale of shares above the par value of the shares. In addition, under Marshall Islands law we may not pay dividends if we are insolvent or would be rendered insolvent by the payment of such a dividend or the making of such redemption.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with the Sales Agents under which we may offer and sell up to $20,127,131 of our shares of our common stock from time to time through the Sales Agents. Sales of our common stock, if any, made through the Sales Agents, or directly to the Sales Agents, as principals, as contemplated by this prospectus supplement and the accompanying prospectus, may be made in negotiated transactions, block trades or any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the principal market on which our common stock is listed or any other existing trading market for our common stock.
Each time we wish to issue and sell our shares of common stock under the Sales Agreement, we will notify one of the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of such notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and the executing Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for the fees and disbursements of their counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and the Sales Agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
The executing Sales Agent will provide written confirmation to us before the open on Nasdaq on the day following each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
Under the terms of the Sales Agreement, we also may sell our common stock to one or both of the Sales Agents as principals for their own accounts at a price agreed upon at the time of sale. The Sales Agents may offer our common stock sold to them as principal from time to time through public or private transactions at a price agreed upon at the time of sale. If we sell our common stock to one or both of the Sales Agents as principals, we will enter into a separate agreement with the applicable Sales Agent(s) setting forth the terms of such transaction, and, to the extent required by applicable law, we will describe that separate agreement in a separate prospectus supplement or pricing supplement.
In connection with the sale of our common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agents may be required to make in respect of such liabilities.
The Sales Agents are acting solely as agents in connection with the offering of the Company’s common stock, except to the extent that the Company and the Sales Agents agree that one or both of the Sales Agents will act as a principal in connection with the sale of shares. The Sales Agent have not prepared, and are not responsible for, any statement or disclosures in this prospectus supplement or the accompanying prospectus, except for those statements made with the express written consent of the Sales Agents.

The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and this prospectus supplement and (ii) the termination of the Sales Agreement according to its terms by either the Sales Agents or us.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC as an exhibit to a Current Report on Form 6-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.
The Sales Agents and their affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and, may in the future receive, customary fees. In the course of their respective business, the Sales Agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Sales Agents may at any time hold long or short positions in such securities. The Sales Agents acted as placement agents in connection with the PIPE Transaction and received shares of common stock of the Company as a placement fee in connection therewith.
Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement have been passed upon for us by Reed Smith LLP, New York, New York. The Sales Agents are being represented in connection with this offering by Paul Hastings LLP.
EXPERTS
The consolidated financial statements of OceanPal Inc. appearing in OceanPal Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2024, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available, free of charge, on our website at www.oceanpal.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement.
We incorporate by reference in this prospectus supplement (i) the following documents filed with the SEC pursuant to the Exchange Act and (ii) any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 15, 2025, including the description of our securities in Exhibit 2.10 and any further amendment or report filed or to be filed for the purpose of updating such description; and

•
Our Reports on Form 6-K filed with the SEC on April 24, 2025, April 28, 2025, July 1, 2025, July 22, 2025, August 8, 2025, August 21, 2025, August 26, 2025, September 4, 2025 and both reports on Form 6-K filed on October 28, 2025.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K or other filings that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the applicable prospectus supplement.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing or by telephone. Requests should be directed to: OceanPal Inc., Attn: Chief Financial Officer, Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. You also may access these filings on our website at http://www.oceanpal.com. We do not incorporate the information on our website into this prospectus supplement, the accompanying prospectus, or any supplement to this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or any supplement to this prospectus supplement (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement or any supplement to this prospectus). We have included our website address in this prospectus supplement solely as an inactive textual reference.
You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, in any accompanying prospectus supplement, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

PROSPECTUS
$250,000,000

OCEANPAL INC.
Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1)	our common stock (including related preferred stock purchase rights),
(2)	our preferred stock,
(3)	our debt securities,
(4)	our warrants,
(5)	our purchase contracts,
(6)	our rights, and
(7)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued and sold under this prospectus may not exceed $250,000,000. The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “OP”.
The aggregate market value of our outstanding common stock held by non-affiliates as of June 27, 2023, was $5,750,164, based on 3,549,484 shares of common stock outstanding, all of which are held by non-affiliates, and a closing price on NASDAQ of $1.62 on that date. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar month period that ends on and includes the date hereof.
An investment in the securities offered hereby involves risks. See the section entitled “Risk Factors” on page 7 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 14, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process. Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, all references in this prospectus to “we,” “our,” “us” and the “Company” refer to OceanPal Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP. We have a fiscal year end of December 31.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward- looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts. We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection therewith.
This document and any other written or oral statements made by the Company or on its behalf may include forward-looking statements, which reflect its current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this document, the words “believe”, “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could,” “seeks,” “continue,” “possible,” “might,” “pending,” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, we cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward- looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, including under the section of this prospectus entitled “Risk Factors,” important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies;
•	fluctuations in currencies and interest rates, inflationary pressures, and the impact of the discontinuance of the London Interbank Offered Rate for US Dollars, or LIBOR, after June 30, 2023;
•
dry bulk market conditions and trends, including volatility in charter rates, factors affecting supply and demand, fluctuating vessel values, opportunities for the profitable operations of dry bulk carriers;

•	changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels;
•	changes in our operating and capitalized expenses, including bunker prices, crew costs, dry-docking, costs associated with regulatory compliance, and insurance costs;
•	our future operating or financial results;
•
our ability to borrow under future debt agreements on favorable terms or at all, and our ability to comply with the covenants contained therein, in particular due to economic, financial or operational reasons;

•
changes to our financial condition and liquidity, including our ability to fund capital expenditures and investments in the acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue), and other general corporate activities;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	potential liability from pending or future litigation;
•
compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery;

•
new environmental regulations and restrictions, whether at a global level stipulated by the International Maritime Organization, and/or regional/national imposed by regional authorities such as the European Union or individual countries;

•	potential cyber-attacks which may disrupt our business operations;
•	the failure of counter parties to fully perform their contracts with us;
•	our dependence on key personnel;
•	adequacy of insurance coverage;
•	the volatility of the price of our common shares;
•	future sales of our securities in the public market and our ability to maintain our compliance with Nasdaq listing requirements;
•	our incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States;
•	general domestic and international political conditions or labor disruptions, including “trade wars”, global public health threats and major outbreaks of diseases;
•	the impact of port or canal congestion or disruptions;
•	any continuing impacts of coronavirus (COVID-19) on the dry-bulk shipping industry;
•
potential physical disruption of shipping routes due to accidents, climate-related reasons (acute and chronic), political events, public health threats, international hostilities and instability such as the ongoing conflict between Russia and the Ukraine, piracy or acts by terrorists; and

•	other important factors described from time to time in the reports we file with the U.S. Securities and Exchange Commission, or the SEC.
This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere is this prospectus or incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents by Reference.” This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the section entitled “Risk Factors,” before making an investment decision.
Our Company
We are a global provider of shipping transportation services. We specialize in the ownership of vessels. Each of our vessels is owned through a separate wholly-owned subsidiary.
We were incorporated by Diana Shipping Inc. (NYSE:DSX) (“Diana Shipping”), under the laws of the Republic of the Marshall Islands on April 15, 2021, to serve as the holding company of the three vessel- owning subsidiaries that were contributed to us by Diana Shipping (the “OceanPal Inc. Predecessors”), in connection with the distribution of all of our issued and outstanding common stock to Diana Shipping’s shareholders on November 29, 2021 (the “Spin-Off”). We and Diana Shipping are independent publicly traded companies with separate independent boards of directors. The operations of the Company’s vessels started effective November 30, 2021, upon the Spin-Off consummation.
On November 30, 2021, our common stock began trading on the Nasdaq Capital Market under the ticker symbol “OP”.
As of the date of this prospectus, our operating fleet consists of five dry bulk carriers, of which three are Panamaxes and two are Capesize vessels, having a combined carrying capacity of 572,599 dwt and a weighted average age of 18.3 years.
Our Current Fleet
The following table presents certain information concerning the dry bulk carriers in our fleet, as of June 27, 2023:

	Vessel BUILT DWT	Sister Ships*	Gross Rate (USD/Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	3 Panamax Bulk Carriers
1	PROTEFS 2004 73,630	A	$7,000	5.00%	GUO LONG XIANG LIMITED	18-Dec-22	24-Jan-23
			$11,640	5.00%	LOUIS DREYFUS COMPANY FREIGHT ASIA PTE LTD	24-Jan-23	30-May-23	1
			$7,000	5.00%	REFINED SUCCESS LIMITED	30-May-23	29-Jun-23 - 3-Aug-23
2	CALIPSO 2005 73,691	A	$15,250	5.00%	Al Ghurair Resources International LLC	03-Nov-22	25-Jan-23
			$8,000	5.00%	NORVIC SHIPPING ASIA PTE. LTD.	26-Jan-23	02-Mar-23	2
			$11,000	5.00%	LIANYI SHIPPING LIMITED	26-Mar-23	26-Apr-23
			$11,000	5.00%	CAMBRIAN BULK LIMITED	26-Apr-23	07-Jun-23
			$6,250	5.00%	ORIENTAL PAL SHIPPING PTE., LTD	07-Jun-23	07-Jul-23 - 12-Jul-23	3
3	MELIA 2005 76,225		$6,300	5.00%	GUO LONG XIANG LIMITED	10-Feb-23	18-Mar-23
			$13,800	5.00%	TRANSPOWER MARINE PTE. LTD.	18-Mar-23	09-Apr-23
			$14,000	5.00%	LOUIS DREYFUS COMPANY FREIGHT ASIA PTE LTD	09-Apr-23	07-Aug-23 - 24-Oct-23

	Vessel BUILT DWT	Sister Ships*	Gross Rate (USD/Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	2 Capesize Bulk Carriers
4	SALT LAKE CITY 2005 171,810		$10,000	5.00%	Oldendorff GmbH & Co. KG	20-Dec-22	26-Feb-23
			$5,100	5.00%	RICHLAND BULK PTE. LTD.	26-Feb-23	24-Apr-23
			$15,400	5.00%	PACBULK SHIPPING PTE. LTD.	24-Apr-23	5-Jul-23 - 29-Jul-23	4
5	BALTIMORE 2005 177,243		$12,900	5.00%	Enesel Bulk Logistics DMCC	03-Nov-22	07-Feb-23
			$13,300	5.00%	Koch Shipping Pte. LTd., Singapore	08-Feb-23	08-Jul-23 - 23-Oct-23

*	Each dry bulk carrier is a “sister ship”, or closely similar, to other dry bulk carriers that have the same letter.
**	Total commission percentage paid to third parties.
***	In case of newly acquired vessel with new time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
****	Range of redelivery dates, with the actual date of redelivery being at the Charterers’ option, but subject to the terms, conditions, and exceptions of the particular charterparty.
1	The charter rate is US$5,500 per day for the first 32 days of the charter period.
2	Vessel on scheduled drydocking from March 05, 2023 to March 22, 2023.
3	Redelivery date based on an estimated time charter trip duration of about 30-35 days.
4	Based on latest information.
Recent Developments
Dividend Payments
On June 28, 2023, our Board of Directors declared a dividend of $306,280 in the aggregate on the Company’s outstanding 10,991 Series C Preferred Stock and the 4,323 Series C Preferred Stock awarded to executive management and non-executive directors, pursuant to the Company’s amended and restated 2021 Equity Incentive Plan, to Series C Preferred Stockholders of record date July 14, 2023, for the period from April 15, 2023 up to and including July 14, 2023, payable on July 17, 2023.
On June 28, 2023, our Board of Directors, approved a dividend of $240,433 in the aggregate on the Company’s outstanding 13,739 shares of Series D Preferred Stock to Series D Preferred Stockholders of record date July 14, 2023, for the period from April 15, 2023 up to and including July 14, 2023, payable on July 17, 2023.
Nasdaq Compliance
On March 27, 2023, we received a written notification from Nasdaq indicating that because the closing bid price of shares of our common stock for the last 32 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until September 25, 2023. On June 8, 2023, we effected a 1-for-20 reverse split of our common stock. The reverse stock split became effective and our common stock began trading on a split-adjusted basis on the NASDAQ Capital Market at the opening of trading on June 8, 2023.
The reverse stock split was approved by our shareholders at our 2023 Annual Meeting of Shareholders held on May 3, 2023. The one-for-20 ratio was approved by our Board on May 24, 2023. Our Board has the authority to effect one or more reverse stock splits of the Company’s issued common stock, in the aggregate ratio of not more than 1-for-250, with the exact ratio to be determined by the Board of Directors in its discretion.
As a result of this reverse stock split, there was no change in the number of authorized shares or the par value of our common stock. All share and per share amounts disclosed herein, unless indicated otherwise, give effect to this reverse stock split retroactively, for all periods presented. As of June 22, 2023, our common stock has remained at $1.00 per share or higher for ten consecutive business days. As such, on June 23, 2023, we received a letter from the NASDAQ Capital Market confirming that we have regained compliance with the minimum bid price requirement.

Diana Shipping Special Stock Dividend
Diana Shipping declared a special stock dividend to all of its shareholders of record as of April 24, 2023, of the 13,157 shares of our Series D Preferred Stock held by Diana Shipping at that time. The dividend was paid on June 9, 2023 (the “Stock Dividend”). Because no public market exists or is expected to develop for our Series D Preferred Stock, as an accommodation to its common shareholders that did not elect to receive shares of Series D Preferred Stock, as discussed below, Diana Shipping converted the shares of our Series D Preferred Stock into our shares of common stock on the Stock Dividend payment date and distributed shares of our common stock to each of its common shareholders. Diana Shipping common shareholders, in their sole discretion, were given the opportunity to opt out, in whole but not in part, of the conversion of the shares of Series D Preferred Stock into shares of our common stock and instead receive shares of Series D Preferred Stock in connection with the Stock Dividend.
As a result of the Diana Shipping Stock Distribution, 1,977,106 of shares of our common stock were issued and distributed for 8,590 of our Series D preferred Stock, and 4,567 shares of our Series D preferred Stock were distributed to Diana Shipping stockholders.
Update on shares issued and outstanding
As of June 27, 2023, and after giving effect to (i) the 1-for-20 reverse split of our common stock and the Stock Dividend discussed above as well as, (ii) the issuance of an aggregate of 313,243 shares of our common stock during June 2023, upon the exercise, on an alternative cashless basis, of an aggregate of 8,353,121 private warrants issued in connection with our February 2023 registered direct offering, we had 3,549,484 issued and outstanding shares of our common stock.
Implications of Being an Emerging Growth Company
We had less than $1.235 billion in revenue during our last fiscal year, which means that we qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage or specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:
•	exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal controls over financial reporting under Section 404(b) of Sarbanes-Oxley;
•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and
•
exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and financial statements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of the date we first sell our common equity securities pursuant to an effective registration statement under the Securities Act or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if, among other things, we have more than $1.235 billion in “total annual gross revenues” during the most recently completed fiscal year. We may choose to take advantage of some, but not all, of these reduced burdens. For as long as we take advantage of the reduced reporting obligations, the information that we provide shareholders may be different from information provided by other public companies. We have chosen to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth public companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.
Corporate Information
OceanPal Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at Pendelis 26, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at that address is +30-210-9485-360. Our website address is http://www.oceanpal.com. The information on our website is not a part of this prospectus.

The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $250,000,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all of the information included in this prospectus and any prospectus supplement, including those in “Item 3-Key Information-D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the Commission on March 30, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information-Information Incorporated by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION
Our capitalization and indebtedness will be set forth in our most recent Annual Report on Form 20-F or a Report on Form 6-K which is incorporated herein by reference, or in a prospectus supplement to this prospectus.

DILUTION
To the extent applicable, information about the amount by which the offering price of our common stock issued pursuant to this prospectus exceeds the net tangible book value per share of our common stock following such issuance will be included in a prospectus supplement.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents, at prices related to the prevailing market prices, a fixed price or prices, which may be changed or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common stock by broker-dealers;
•	sell common stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common stock or any securities convertible into or exchangeable for common stock. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common stock set forth in the section entitled “Taxation” of the Annual Report incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the description of our capital stock and the material terms of our articles of incorporation and bylaws. Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our Amended and Restated Articles of Incorporation and Bylaws, incorporated herein by reference.
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of our common stock, par value $0.01 per share, of which 3,549,484 shares were issued and outstanding as of June 27, 2023, and 100,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which were issued and outstanding as of June 27, 2023, (ii) 500,000 shares are designated Series B Preferred Stock, all of which were issued and outstanding as of June 27, 2023, (iii) 20,000 shares are designated Series C Preferred Stock, of which 10,991 were issued and outstanding as of June 27, 2023, and 4,323 have been granted (but not yet issued) under our 2021 Equity Incentive Plan, as amended and restated, (iv) 25,000 shares were designated as Series D Preferred stock, of which 13,739 were issued and outstanding as of June 27, 2023; and (v) 10,000 shares are designated Series E Preferred Stock, of which 1,200 were issued and outstanding as of June 27, 2023. All of our shares of stock are in registered form.
Common Stock
Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock. At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or other preferred stock we may issue in the future, or make it more difficult to effect a change in control. In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.
Series B Preferred Stock
The Series B Preferred Stock entitles Diana Shipping the right to vote up to 34% of the total number of votes entitled to be cast for all matters for which our shareholders are entitled to vote on, but have no economic rights. To the extent the aggregate voting power of any holder of Series B Preferred Stock, together with any affiliate of such holder, would exceed 49% of the total number of votes that may be cast on any matter submitted to a vote of our shareholders, the number of votes related to each share of Series B Preferred Stock shall be automatically reduced so that such holder’s aggregate voting power, together with any affiliate of such holder, is not more than 49%.
Series C Preferred Stock
The outstanding shares of Series C Preferred Stock have a cumulative preferred dividend accruing at the rate of 8.0% per annum, a $1,000 liquidation preference and are convertible into shares of our common stock at Diana Shipping’s option commencing upon the first anniversary of the original issue date, at a conversion price equal to the lesser of $65.00 and the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. Diana Shipping, however, is prohibited from converting its shares of Series C Preferred Stock into shares of our common stock to the extent that, as a result of such conversion, Diana Shipping (together with its affiliates) would beneficially own more than 49% of our total outstanding common stock.
The shares of Series C Preferred Stock have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series C Preferred Stock or (2) in the event that we propose to issue (a) any parity stock if the cumulative dividends payable on our outstanding shares of Series C Preferred Stock are in arrears (b) or any senior stock.
Dividends on shares of the Series C Preferred Stock accrue and are cumulative from the date that the shares of the Series C Preferred Stock are originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends are paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”). If any Dividend Payment Date otherwise falls on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
Series D Preferred Stock
The outstanding shares of Series D Preferred Stock have a cumulative preferred dividend accruing at the rate of 7.0% per annum, a $1,000 liquidation preference and are convertible into shares of our common stock at the holder’s option commencing upon the original issue date, at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments. Each holder, however, is prohibited from converting its shares of Series D Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 49% of our total outstanding common stock.
The holders of shares of Series D Preferred Stock have no voting rights except (1) in respect of amendments to the Articles of Incorporation which would adversely alter the preferences, powers or rights of the holders of Series D Preferred Stock or (2) in the event that we propose to issue (a) any parity stock if the cumulative dividends payable on our outstanding shares of Series D Preferred Stock are in arrears or any senior stock.
Dividends on shares of the Series D Preferred Stock accrue and are cumulative from the date that the shares of the Series D Preferred Stock are originally issued and are payable on each Dividend Payment Date (as defined below) when, as and if declared by our board of directors or any authorized committee thereof out of legally available funds for such purpose. Dividends are paid on January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”) commencing October 15, 2022. If any Dividend Payment Date otherwise falls on a day that is not a business day, declared dividends will be payable on the next day business day without the accumulation of additional dividends.
Series E Preferred Stock
The Series E Preferred Stock have no dividend or liquidation rights. The Series E Preferred Stock vote with the common stock, and each share of the Series E Preferred Stock entitles the holder thereof to up to 25,000 votes, on all matters submitted to a vote of the stockholders of the Company, subject to up to 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company. The Series E Preferred Stock are convertible, at the election of the holder, in whole or in part, into shares of our common stock at a conversion price equal to the 10-trading day trailing VWAP of our common stock, subject to certain adjustments, at any time after (i) the cancellation of all of our Series B Preferred Stock or (ii) the transfer for all of our Series B Preferred Stock (collectively, a “Series B Event”). The 15% limitation discussed above, shall terminate upon the occurrence of a Series B Event. The Series E Preferred Stock are transferable only to the holder’s immediate family members and to affiliated persons or entities, with the prior consent of the Company.

Preferred Stock Purchase Rights
On November 29, 2021, we entered into a Stockholders Rights Agreement, which was amended and restated as of December 16, 2022, and which we refer to as the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent.
Under the Rights Agreement, we have declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding immediately following the consummation of Diana Shipping’s distribution of our common shares. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $40.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 15% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which is incorporated by reference herein.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common shares registered in book entry form, which we refer to as “book entry shares,” by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire 10 years after the date thereof, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company’s common stock; or
•
the 10th business day (or such later date as determined by the Company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company’s common stock.

“Acquiring person” is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 15% or more of the Company’s common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of “acquiring person.” In addition, persons who beneficially own 15% or more of the Company’s common stock on the effective date of the Rights Agreement and are excluded from the definition of “acquiring person” until such time as they acquire additional shares in excess of 2% of the Company’s then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. For purposes of the Stockholders Rights Agreements, Diana Shipping Inc. and our Chairperson of the Board or any entity controlled by our Chairperson of the Board will not be considered an Acquiring Person regardless of the beneficial ownership of such person. Specified “inadvertent” owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.
Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of our common stock.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the Rights Agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading “Redemption of Rights” below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading “Exchange of Rights” below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A “flip-over event” will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading “Flip-In Event” above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Class A Warrants, Class B Warrants and Private Placement Warrants
The following summary of certain terms and provisions of Class A Warrants offered pursuant to our underwritten public offering completed in January 2022, the Class B Warrants offered pursuant to our registered direct offering completed in February 2023 and the Private Placement Warrants, is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, the form of Class B Warrant and the form of the Private Placement Warrant. There are 14,474,000 Class A Warrants, 15,000,000 Class B Warrants and 6,646,879 Private Placement Warrants issued and outstanding as of June 27, 2023. Prospective investors should carefully review the terms and provisions set forth in the form of Class A Warrant, the form of Class B Warrant and the form of the Private Placement Warrant.
Exercisability. The Class A Warrants, Class B Warrants and Private Placement Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class A Warrants, Class B Warrants and Private Placement Warrants is exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants, Class B Warrants and Private Placement Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants, Class B Warrants and Private Placement Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Class A Warrants, Class B Warrants and Private Placement Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrants, Class B Warrants and Private Placement Warrants. No fractional Common Shares will be issued in connection with the exercise of a Class A Warrant, Class B Warrant or a Private Placement Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. Additionally, pursuant to the terms of the Private Placement Warrants, the holders may alternatively elect to exercise such warrants on a cashless basis at the rate of 0.75 Common Share per warrant.
Exercise Limitation. A holder will not have the right to exercise any portion of the Class A Warrants, Class B Warrants and Private Placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Class B Warrants and the Private Placement Warrants is $20.20 per share, subject, in the case of the Private Placement Warrants, to the alternative cashless exercise provisions. The exercise price per whole Common Share purchasable upon exercise of the Class A Warrants is $154.00 per share. The exercise price and number of common shares issuable upon exercise adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.
Transferability. Subject to applicable laws, the Class A Warrants, Class B Warrants and Private Placement Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. We do not intend to apply for the listing of the Class A Warrants, Class B Warrants and Private Placement Warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants, Class B Warrants and Private Placement Warrants will be limited.
Rights as a Shareholder. Except as otherwise provided in the Class A Warrants, Class B Warrants and Private Placement Warrants or by virtue of such holder’s ownership of our common stock, the holder of a Class A Warrant, Class B Warrant and Private Placement Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.
Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants, Class B Warrants and Private Placement Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Class A Warrants, the Class B Warrants and the Private Placement Warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Class A Warrants, the Class B Warrants, and the Private Placement Warrants, in the event of certain fundamental transactions, the holders of the Class A Warrants, the Class B Warrants, and the Private Placement Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Class A Warrants, the Class B Warrants, and the Private Placement Warrants on the date of consummation of such transaction.
Governing Law. The Class A Warrants, the Class B Warrants and the Private Placement Warrants are governed by New York law.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common stock (including related preferred stock purchase rights) or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common stock (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
OceanPal Inc. is incorporated under the laws of the Republic of the Marshall Islands. Furthermore, most of our directors and officers, and experts reside outside the United States, and most of their assets are located outside the United States. As a result, you may find it difficult to effect service of process within the United States upon these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws, or to otherwise bring original actions in foreign courts to enforce such liabilities. Likewise, it may also be difficult for you to enforce in U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws. Although you may bring an original or derivative action against us or our affiliates in the courts of the Republic of the Marshall Islands, and the courts of the Republic of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Republic of the Marshall Islands law, it may impracticable for you to do so. For example, the following requirements must be met for the recognition and enforceability of a foreign judgment by courts outside the United States:
Republic of the Marshall Islands
A judgment obtained in a foreign jurisdiction would be recognized unless (1) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law; (2) the foreign court did not have personal jurisdiction over the defendant;
•
the foreign court did not have jurisdiction over the subject matter; or (4) the foreign country does not recognize or enforce judgments of any other foreign nation. In addition, a foreign judgment need not be recognized if (1) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend; (2) the judgment was obtained by fraud; (3) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of the Marshall Islands;

•
the judgment conflicts with another final and conclusive judgment; (5) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court; or (6) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action. If none of the above grounds exist then the Republic of the Marshall Islands High Court will enforce a foreign judgment without a retrial on the merits. Further, the Republic of the Marshall Islands is a signatory to the New York Convention on Enforcement of Foreign Arbitral Awards.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission Registration Fee	$27,550
FINRA Filing Fee	*
Nasdaq Listing Fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Indenture Trustee Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of OceanPal Inc. appearing in OceanPal Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The combined carve-out financial statements of OceanPal Inc. Predecessors appearing in OceanPal Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined carve-out financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at www.oceanpal.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus.

Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 30, 2023, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on April 13, 2023;
•	Our Report on Form 6-K, furnished to the Commission on April 25, 2023;
•	Our Report on Form 6-K, furnished to the Commission on May 4, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 7, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 13, 2023;
•	Our Report on Form 6-K, furnished to the Commission on June 27, 2023; and
•	Our Report on Form 6-K, furnished to the Commission on June 30, 2023.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

OceanPal Inc.
Up to $20,127,131

Common stock
PROSPECTUS SUPPLEMENT

Clear Street	Cohen

October 29, 2025